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                                                                   EXHIBIT 10.17

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT, dated as of April 1, 1998, is by and between STILLWATER MINING COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and James A. Sabala ("Employee").

     WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE 1
                                   EMPLOYMENT

     The Company hereby employs Employee, and Employee agrees to serve as Vice President and Chief Financial Officer for the Company.


                                   ARTICLE 2
                                      TERM

     The term of this Agreement shall be for a period of one (1) year commencing April 1, 1998, unless sooner terminated as hereinafter provided. The Agreement shall thereafter continue in effect from year to year unless altered or terminated as hereinafter provided. The period of Employee's employment hereunder, including any extension or extensions pursuant to the forgoing sentence, from the date of commencement until the date of expiration of termination of this Agreement, is referred to hereinafter as the "Employment Term."


                                   ARTICLE 3
                              DUTIES AND AUTHORITY

     Employee agrees, unless otherwise specifically authorized by the Company, to devote substantially all of his business time and effort to his duties for the profit, benefit and advantage of the business of the Company, except that Employee may serve on the boards of directors of other business corporations that have no business relationship with the Company and which do not compete with the Company. In performing his duties hereunder, Employee shall have the authorities customarily held by others holding positions similar to those assigned to Employee in similar businesses, subject to the general and customary supervision of the Company's Board of Directors and Chief Executive Officer.
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                                   ARTICLE 4
                                  COMPENSATION

     4.1     Base Salary.  The Company agrees to pay Employee a base salary of
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$170,000 per year, payable at the usual times for the payment of the Company's executive employees, subject to adjustment as provided herein. Employee's base salary shall be reviewed at least annually and may be increased, but not decreased, consistent with the general salary increases for the Company's executive employees or as appropriate in light of the performance of Employee and the Company. Notwithstanding anything herein to the contrary, Employee's base salary may be reduced in the event of an across-the board salary reduction for all executive officers; provided, however, that the percentage reduction of Employee's base salary shall not exceed the highest percentage reduction in base salary of any other executive officer.

     4.2     Incentive Compensation.  Employee shall participate in the
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Company's incentive compensation plans for executive officers of the Company, as in effect from time to time during the Employment Term. The Company shall adopt an annual incentive program for executive officers of the Company that will provide for a performance based cash bonus of an amount to be determined by the Board of Directors of the Company (the target of which shall be 35% of the Employee's base salary and the maximum of which shall not exceed 70% of Employee's base salary).

     4.3     Employee Benefits.  Employee shall be eligible to participate in
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such other of the Company's employee benefit plans and to receive such benefits for which his level of employment makes him eligible, in accordance with the Company's policies as in effect from time to time during the Employment Term; provided, however, that Employee shall be entitled to four weeks of vacation during the initial term of this Agreement and during the term of each extension hereof.


                                   ARTICLE 5
                                  TERMINATION

     5.1     Termination by the Company Without Cause; Termination by Employee
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for Good Reason.  The Company shall have the right to terminate this Agreement
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without Cause (as defined below) upon ninety (90) days' notice to Employee.  If
Employee's employment hereunder is terminated by the Company without Cause or by Employee for "Good Reason" (as defined below), the Company shall pay Employee at the time of such termination in a lump sum a cash amount equal to his annual base salary in effect immediately preceding such termination, plus 30% of Employee's base salary. For purposes of this Agreement, "Good Reason" shall mean:

          (a) A material reduction in Employee's responsibilities, authorities or duties;
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          (b) Employee's job is eliminated other than by reason of promotion or termination for Cause;

          (c) The Company fails to pay Employee any amount otherwise vested and due hereunder or under any plan or policy of the Company, which failure is not cured within five (5) business days of receipt by the Company of written notice from Employee which describes in reasonable detail the amount which is due;

          (d) A material reduction in Employee's base salary except in the event of an across- the- board salary reduction for all executive officers;

          (e) A material reduction in Employee's aggregate level of benefits under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings or similar plans, except in the event of an across-the-board reduction in such benefits for all executive officers;

          (f) A material reduction in Employee's reasonable opportunity to earn incentive compensation under ant plan in which Employee is a participant;

          (g) Employee's office is relocated outside of a 50 mile radius of Denver, Colorado without his written consent;

          (h) The Company and its successor(s) (as described in paragraph (i) below) shall discontinue the business of the Company; or

          (i) The failure of the company to obtain an agreement to expressly assume this Agreement from any successor to the Company (whether such succession direct or indirect by purchase, merger, consolidation or otherwise, to substantially all of the business and/or assets of the Company or a controlling portion of the Company's stock).

     5.2     Termination by the Company for Cause; Voluntary Termination by
             --------------------------------------------------------------
Employee. Employee's employment hereunder may be terminated by the Company for
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"Cause".  For purposes of this Agreement, "Cause" shall mean (i) Employee's willful and continued failure substantially to perform his duties hereunder for a period of fifteen (15) days after written notice to Employee by the Company of each such failure, (ii) Employee's dishonesty in the performance of his duties hereunder, or (iii) Employee's conviction of a felony under the laws of the United states or any state thereof. Employee shall have the right to voluntarily terminate this Agreement upon ninety (90) days' notice to the Company. If Employee is terminated for Cause, or if Employee voluntarily terminates employment hereunder other than for Good Reason, he shall be entitled to receive his base salary through the date of termination. All other benefits, if any, payable to Employee following such termination of Employee's employment shall be determined in accordance with the plans, policies and practices of the Company.
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     5.3     Termination by Death or Disability.  Upon termination of Employee's
             ----------------------------------
employment due to death of Employee, Employee shall be entitled to his base salary at the rate in effect at the time of Employee's death through the end of the month in which his death occurs. Employee's Employment hereunder may be terminated by the Company if Employee becomes physically or mentally incapacitated and is therefore unable for a period of one hundred eighty (180) consecutive days to perform his duties (such incapacity is hereinafter referred to as "Disability"). Upon any such termination for Disability, Employee shall be entitled to receive payment of disability benefits in lieu of salary under the Company's Employee benefit plans as then in effect.


                                   ARTICLE 6
                                   INSURANCE

     Employee agrees that the Company may, from time to time, apply for and take out in its own name and at its own expense, life, health, accident, or other insurance upon Employee that the Company may deem necessary or advisable to protect its interests hereunder; and Employee agrees to submit to any medical or other examination necessary for such purposes and to assist and cooperate with the Company in preparing such insurance; and Employee agrees that he shall have no right, title, or interest in or to such insurance.


                                   ARTICLE 7
                            FACILITIES AND EXPENSES

     The Company shall make available to Employee such office space, secretarial services, office equipment and furnishings as are suitable and appropriate to employee's title and duties. The Company shall promptly reimburse employee for all reasonable expenses incurred in the performance of his duties hereunder, including without limitation, expenses for entertainment, travel, management seminars and use of the telephone, subject to the Company's reasonable requirements with respect to the reporting and documentation of such expenses.


                                   ARTICLE 8
                                 NONCOMPETITION

     8.1     Necessity of Covenant.  The Company and Employee acknowledge that:
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          (a)  The Company's business is highly competitive;


          (b) The Company maintains confidential information and trade secrets as described in Article 9, all of which are zealously protected and kept secret by the Company;

          (c) In the course of his employment, Employee will acquire certain of the information described in Article 9 and the Company would be
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               adversely affected if such information subsequently, and in the event of the termination of Employee's employment, is used for the purposes of competing with the Company;

          (d)  The Company transacts business throughout the world; and

          (e) For these reasons, both the Company and Employee further acknowledge and agree that the restrictions contained herein are reasonable and necessary for the protection of their respective, legitimate interests and that any violation of these restrictions would cause substantial injury to the Company.

    8.2  Covenant Not to Compete.  Employee agrees that from and after the date
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hereof during the Employment Term and for a period of one (1) year after the end of the Employment Term, he will not, without the express written permission of the Company, which may be given or withheld in the Company's sole discretion, directly or indirectly own, manage, operate, control, lend money to, endorse the obligations of, or participate or be connected as an officer, director, 5% or more stockholder of a publicly-held company, stock holder of a closely-held company, employee, partner, or otherwise, with any enterprise or individual engaged in a business which is competitive with the Platinum Group Metals business conducted by the Company. It is understood and acknowledged by both parties that, inasmuch as the Company transacts business worldwide, this covenant not to compete shall be enforced throughout the United States and in any other country in which the Company is doing business as of the date of Employee's termination of employment.

     8.3  Disclosure of Outside Activities.  Employee, during the term of his
          --------------------------------
employment by the Company, shall at all times keep the Company informed of any outside business activity and employment, and shall not engage in any outside business activity or employment which may be in conflict with the Company's interests.

     8.4  Survival.  The terms of this Article 8 shall survive the expiration or
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termination of this Agreement for any reason.


                                   ARTICLE 9
                   CONFIDENTIAL INFORMATION AND TRADE SECRETS

     9.1  Nondisclosure of Confidential Information.  Employee has acquired and
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will acquire certain "Confidential Information" of the Company.  "Confidential
Information" shall mean any information that is not generally known, including trade secrets, outside the Company and that is proprietary to the Company, relating to any phase of the Company's existing or reasonably foreseeable business which is disclosed to Employee by the Company including information conceived, discovered or developed by Employee. Confidential Information includes, but shall not be limited to, business plans, financial statements and projections, operating forms (including contracts) and procedures, payroll and personnel records, marketing materials and plans, proposals,
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software codes and computer programs, project lists, project files, price information and cost information and any other document or information that is designated by the Company as "Confidential." The term "trade secret" shall be defined as follows:

     A trade secret may consist of any formula, pattern, device or compilation of information which is used in one's business, and which gives him an opportunity to obtain an advantage over competitors who do not know or use it.

Accordingly, Employee agrees that he shall not, during the Employment Term and three (3) years thereafter, use for his own benefit such Confidential Information or trade secrets acquired during the term of his employment by the Company. Further, during the Employment Term and three (3) years thereafter, Employee shall not, without the written consent of the Board of Directors of the Company or a person duly authorized thereby, which consent may be given or withheld in the Company's sole discretion, disclose to any person, other than an employee of the Company or a person to whim disclosure is reasonable necessary or appropriate in connection with the performance by Employee of his duties, any Confidential Information or trade secrets obtained by him while in the employ of the Company.

     9.2     Return of Confidential Information.  Upon termination of
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Employment, Employee agrees to deliver to the Company all materials that include
Confidential Information or trade secrets, and all other materials of a confidential nature which belong to or relate to the business of the Company.

     9.3  Exceptions.  The restrictions and obligations in Section 9.1 shall not
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apply with respect to any Confidential Information which: (i) is or becomes generally available to the public through any means other than a breach by Employee of his obligations under this Agreement; (ii) is disclosed to Employee without obligation of confidentiality by a third party who has the right to make such disclosure; (iii) is developed independently by Employee without use of or benefit from the Confidential Information; (iv) was in possession of Employee without obligations of confidentiality prior to receipt under this Agreement; or
(v) is required to be disclosed to enforce rights under this Agreement.

     9.4  Survival.  The terms of this Article 9 shall survive the expiration or
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termination of this Agreement for any reason.


                                   ARTICLE 10
                             JUDICIAL CONSTRUCTION

    Employee believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in Articles 8 and 9 of this Agreement, are fair and reasonable. Nonetheless, it is agreed that if a court finds any of these provisions to be invalid in whole or in part under the laws of any state, such finding shall not invalidate the covenants, nor the Agreement in its entirety, but rather the covenants shall
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be construed and/or blue-lined, reformed or written by the court as if the most restrictive covenants permissible under applicable law were contained herein.


                                   ARTICLE 11
                           RIGHT TO INJUNCTIVE RELIEF

    Employee acknowledges that a breach by Employee of any of the terms of Articles 8 or 9 of this Agreement will render irreparable harm to the Company; and that in the event of such breach the Company shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties.


                                   ARTICLE 12
                        CESSATION OF CORPORATE BUSINESS

    This Agreement shall cease and terminate if the Company shall discontinue its business, and all rights and liabilities hereunder shall cease, except as provided in Article 13.


                                   ARTICLE 13
                                   ASSIGNMENT

     13.1  Permitted Assignment.  The Company shall have the right to assign
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this contract to its successors or assigns, and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.

     13.2  Successors and Assigns.  The terms "successors" and "assigns" shall
           ----------------------
mean any person or entity which buys all or substantially all of the Company's assets, or a controlling portion of its stock, or with which it merges or consolidates.


                                   ARTICLE 14
                   FAILURE TO DEMAND, PERFORMANCE AND WAIVER

  The failure by either party to demand strict performance and compliance with any part of this Agreement during the Employment Term shall not be deemed to be a waiver of the rights of such party under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.
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                                   ARTICLE 15
                                ENTIRE AGREEMENT

          The Company and Employee acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreement or other modifications not specifically set forth herein, and that this Agreement supersedes any prior agreements or understandings, if any, between the Company and the Employee, whether written or oral. The parties further agree that no modifications of this Agreement may be made except by means of a written agreement or memorandum signed by the parties.


                                   ARTICLE 16
                                 GOVERNING LAW

          The parties hereby agree that this Agreement shall be construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.


                                   ARTICLE 17
                                ATTORNEYS' FEES

          If either party shall commence any action or proceeding against the other that arises out of the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all costs incurred in connection therewith, including reasonable attorneys' fees.

          IN WITNESS WHEREOF, the Company has hereunto signed its name and Employee hereunder has signed his name, all as of the day and year first-above written.


                                        STILLWATER MINING COMPANY


                                        By
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Witness                                    Its
                                               ----------------------------


                                        EMPLOYEE


----------------------------------      -----------------------------------
Witness